EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement on Form S-11 of our report dated August 20, 2012 with respect to the audited financial statements of Modern International Ventures, Inc. as of December 31, 2011 and 2010 and the related statements of expenses, stockholders’ equity and cash flows for the periods then ended.

We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

August 20, 2012